EXHIBIT 10.13

AMENDMENT TO OMNIBUS STOCK PLAN
OF
VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

The Omnibus Stock Plan (the “Plan”) of Varian Semiconductor Equipment Associates, Inc. is hereby amended as follows:

1.    Section 6 (“Stock Appreciation Rights”), Section 7 (“Restricted Stock”) and Section 8 (“Performance Units and Performance Shares”) are deleted from the Plan.

2.    Section 5.4.1(a) of the Plan is amended to read in its entirety as follows:

“(a) The expiration of seven (7) years from the Grant Date; or”

3.    Section 5.4.1(d) of the Plan is amended to read in its entirety as follows:

“The expiration of seven (7) years from the Grant Date in the case of the Participant’s Retirement (subject to Section 5.8.2 regarding Incentive Stock Options); or”

4.    Section 9.2.4(a) of the Plan is amended to read in its entirety as follows:

“(a) The expiration of seven (7) years from the Grant Date; or”

5.    Section 9.2.4(c) of the Plan is amended to read in its entirety as follows:

“The expiration of seven (7) years from the Grant Date in the case of the Non-employee Director’s Termination of Service by reason of completion of the Participant’s term as a Director, disability, Retirement or death; or”

6.    The amendments contained in Sections 1 through 5 above shall become effective upon approval by the Board of Directors.

Approved by the Board of Directors on November 8, 2002